UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2011

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction

of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On May 4, 2011, Novellus Systems, Inc. (“Novellus”) issued a press release relating to a proposed offering of $525 million aggregate principal amount of senior convertible notes.

Novellus intends to use up to approximately $400 million of the net proceeds of the proposed offering to repurchase shares of Novellus’ common stock from purchasers of Notes in the proposed offering in privately negotiated transactions effected through one of the initial purchasers as Novellus’ agent. Novellus may also use a portion of the net proceeds of the proposed offering to repurchase additional shares of Novellus’ common stock from time to time pursuant to Novellus’ share repurchase program, under which Novellus may repurchase up to approximately $940 million of Novellus’ common stock, less amounts repurchased in connection with the proposed offering, as described above. The $940 million share repurchase program includes $340 million remaining from Novellus’ previously authorized share repurchase program and an additional $600 million of newly authorized share repurchases. Novellus expects to use the remainder of the net proceeds of the proposed offering for general corporate purposes, which may include the acquisition of complementary businesses, products or technologies.

On May 4, 2011, Novellus issued a press release with respect to the foregoing transactions. As required by Rule 135c(d) under the Securities Act of 1933, as amended, this press release is being filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release of Novellus Systems, Inc. dated May 4, 2011 regarding the offering of senior convertible notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/s/ Andrew Gottlieb
Andrew Gottlieb
Vice President, General Counsel and Secretary

Date: May 4, 2011

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